EXHIBIT 31.1
CERTIFICATION PURSUANT TO 17 CFR 240.13(a)-14(a)
(SECTION 302 CERTIFICATION)

I, Tom Lynch, certify that:
1.	I have reviewed this annual report on Form 10-KSB of Siouxland Ethanol, LLC;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Siouxland Ethanol, LLC, as of, and for, the periods presented in this report;

4.	Siouxland Ethanol, LLC’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Siouxland Ethanol, LLC, and have:
a)	Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Siouxland Ethanol, LLC, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of Siouxland Ethanol, LLC’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any changes in Siouxland Ethanol, LLC’s internal control over financial reporting that occurred during Siouxland Ethanol, LLC’s most recent fiscal year that has materially affected, or is reasonably likely to materially affect, Siouxland Ethanol, LLC’s internal control over financial reporting.
5	Siouxland Ethanol, LLC’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Siouxland Ethanol, LLC’s auditors and the audit committee of Siouxland Ethanol, LLC’s board of directors (or persons performing the equivalent functions):
a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Siouxland Ethanol, LLC’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in Siouxland Ethanol, LLC’s internal controls over financial reporting.

Date: December 15, 2005	/s/ Tom Lynch

Tom Lynch, President (Principal Executive Officer)